UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 28, 2005

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)

1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)

(713) 629-7600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On February 28, 2005, the Compensation Committee of the Board of Directors of Quanta Services, Inc. adopted the Quanta Services, Inc. 2005 Incentive Bonus Plan (the Incentive Plan). The Incentive Plan is a performance-based incentive bonus plan under which Quanta’s corporate and operating unit executive officers and key management employees are eligible to receive annual bonus awards payable in cash and restricted stock. For 2005, performance goals for operating unit executives are based on achievement of operating income targets, modified return on asset targets, and various safety statistics at the operating unit level. Performance goals under the Incentive Plan for corporate management employees are based on achievement of operating income targets and return on equity targets in 2005. The Incentive Plan provides for additional discretionary awards in cash and restricted stock to award both operating unit employees and corporate management employees for exceptional performance. The Compensation Committee, based on recommendations of management, establishes specific target amounts for the participants under the Incentive Plan. In addition, all future awards under the Incentive Plan are subject to approval by the Compensation Committee prior to the date any such awards are granted.

      In addition to adopting the Incentive Plan, the Compensation Committee also approved the grant of restricted stock awards, pursuant to Quanta’s 2001 Stock Incentive Plan, to certain employees, including the named executive officers, to be effective on March 15, 2005. The form of Restricted Stock Award Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits

Exhibit No.	Exhibit
10.1	Quanta Services, Inc. 2001 Stock Incentive Plan Form of Current Employee Restricted Stock Agreement

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2005

QUANTA SERVICES, INC.
By:	/s/ DANA A. GORDON
	Name:	Dana A. Gordon
	Title:	Vice President - General Counsel

Exhibit Index

Exhibit No.	Exhibit
10.1	Quanta Services, Inc. 2001 Stock Incentive Plan Form of Current Employee Restricted Stock Agreement